Exhibit 99.1
FOR IMMEDIATE RELEASE
Media Contact:
Steve Zivanic
QLogic Corporation
408.667.8039
steve.zivanic@qlogic.com
Investor Contact:
Simon Biddiscombe
QLogic Corporation
949.389.7533
simon.biddiscombe@qlogic.com
QLogic Announces Approval of a Stock Repurchase Program
for an Additional $200 Million
ALISO VIEJO, Calif., August 30, 2010—QLogic Corp. (Nasdaq:QLGC), a leading supplier of high performance network infrastructure solutions, today announced that its board of directors has authorized a program to repurchase up to an additional $200 million of the company’s outstanding common stock over a period of up to two years.
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About QLogic
QLogic (Nasdaq: QLGC) is a global leader and technology innovator in high performance networking, including adapters, switches and ASICs. Leading OEMs and channel partners worldwide rely on QLogic products for their data, storage and server networking solutions. QLogic is a NASDAQ Global Select company and is included in the S&P 500. For more information, visit www.qlogic.com.

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